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                                                                       EXHIBIT 3

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          ORIENTAL FINANCIAL GROUP INC


         FIRST:   The name of the corporation (hereinafter called the
Corporation) is "Oriental Financial Group Inc."

         SECOND: The principal office of the Corporation in the Commonwealth of Puerto Rico is located at Hato Rey Tower, 268 Munoz Rivera Avenue, Suite 501, Hato Rey, Puerto Rico in the Municipality of San Juan, Puerto Rico. The name of the resident agent of the Corporation is CT Corporation System and its address is 361 San Francisco Street, 4th Floor, San Juan, Puerto Rico 00901.

         THIRD:   The purpose of the Corporation is to engage, for profit, in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the Commonwealth of Puerto Rico.

         FOURTH: The authorized capital of the Corporation shall be FORTY FIVE MILLION DOLLARS ($45,000,000) represented by FORTY MILLION (40,000,000) shares of common stock, $1.00 par value per share, and FIVE MILLION (5,000,000) shares of preferred stock, $1.00 par value per share. The shares may be issued by the Corporation from time to time as authorized by the Board of Directors without the further approval of shareholders, except to the extent that such approval is required by governing law, rule or regulation.

         The Board of Directors is expressly authorized to provide, when it deems necessary, for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers; and with such designations, preferences, rights, qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions of the Board of Directors, authorizing such issuance, including (but without limiting the generality of the foregoing) the following:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                  (b) the dividend rate of such series, the conditions and dates upon which the dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;


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         (c)      whether the shares of such series shall be subject to
redemption by Corporation, and if made subject to such redemption, the terms and conditions of such redemption;

         (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

         (e) whether the shares of such series shall be convertible and if provision be made for conversion, the terms of such conversion;

         (f) the extent, if any, to which the holders of such shares shall be entitled to vote; provided, however, that in no event, shall any holder of any series of preferred stock be entitled to more than one vote for each such share;

         (g) the restrictions and conditions, if any, upon the issue or re-issue of any additional preferred stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

         (h) the rights of the holders of such shares upon dissolution of, or upon distribution of assets of the Corporation, which rights may be different in the case of a voluntary dissolution; and

         (i) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, optional and other special rights, of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

         FIFTH:   No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

         SIXTH:   The name, place of residence and postal address of the sole incorporator are as follows:


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
     Name                           Place of Residence and Postal Address
     ----                           -------------------------------------

Pedro Maldonado                     Carretera 971
                                    Kilometro 12.2
                                    Barrio Sonadora
                                    Naguabo, Puerto Rico

                                    P.O. Box 364225
                                    San Juan, Puerto Rico 00936-4225



         SEVENTH: The Corporation is to have perpetual existence.

         EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

         1. DIRECTORS AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws. The directors of the Corporation need not be stockholders.

         2. CLASSIFICATION AND TERM. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of this Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of this Certificate of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

         3. CUMULATIVE VOTING. At each annual meeting of stockholders in which more than one director is being elected, every stockholder entitled


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to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

         4. VACANCIES. Except as otherwise fixed pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no decrease in the number of directors shall shorten the term of any incumbent director.

         5. REMOVAL. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of not less than a majority of the votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

         6. BY-LAWS. The Board of Directors is expressly authorized and empowered to make, alter and repeal the by-laws of the Corporation, subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof.

         NINTH:   The personal liability of the directors and officers of the
Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the Commonwealth of Puerto Rico as it exists on the effective date of this Certificate of


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Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article NINTH shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         TENTH:   The affirmative vote of the holders of not less than seventy-
five percent (75%) of the total number of outstanding shares of the Corporation shall be required to amend this Article TENTH to the extent that such amendment is not approved by eighty percent (80%) of the Corporation's Board of Directors then in office; to approve any Business Combination for which stockholder approval is required by applicable law to the extent that such Business Combination is not approved by eighty percent (80%) of the Corporation's Board of Directors then in office; or to approve the voluntary dissolution of the Corporation to the extent that such dissolution is not approved by eighty percent (80%) of the Corporation's Board of Directors then in office, notwithstanding that applicable law would otherwise permit any of the above with the approval of fewer shares or without the approval of any shares.

         For purposes of this Article TENTH, the term "Business Combination" shall mean:

         (a) a merger, reorganization, or consolidation in which the Corporation is a constituent corporation; or

         (b) the sale, lease, or hypothecation of substantially all the assets of the Corporation.